UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2017

Whiting Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300

(Address of principal executive offices, including ZIP code)

(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 27, 2017, Whiting Petroleum Corporation (the “Company”) completed a private unregistered offering of $1.0 billion aggregate principal amount of its 6.625% senior notes due 2026 (the “Notes” and the offering of the Notes, the “Offering”). At the closing of the Offering on December 27, 2017, the Company received approximately $987.5 million in aggregate net proceeds from the Offering. Also on December 27, 2017, the Company notified the trustee under the Senior Indenture (the “Base Indenture”), dated as of September 12, 2013, among the Company, Whiting Oil and Gas Corporation (“WOGC”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by that First Supplemental Indenture, dated as of September 12, 2013, by and among the Company, the subsidiary guarantor a party thereto and the Trustee, governing the Company’s outstanding 5.00% senior notes due 2019, that the Company elected to redeem such notes on January 26, 2018.

Indenture

The Notes were issued under the Base Indenture, as amended and supplemented by a Fifth Supplemental Indenture (the “Fifth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated December 27, 2017, among the Company, WOGC, Whiting US Holding Company (“Whiting US”), Whiting Canadian Holding Company ULC (“Whiting Canadian”), and Whiting Resources Corporation (“Whiting Resources” and, together with WOGC, Whiting US and Whiting Canadian, the “Guarantors”) and the Trustee, establishing the terms and providing for the issuance of the Notes. The Notes are the Company’s senior unsecured debt. The Notes are fully and unconditionally guaranteed by the Guarantors.

The Fifth Supplemental Indenture and form of Note, which is attached as an exhibit to the Fifth Supplemental Indenture, provide, among other things, that the Notes will bear interest of 6.625% per year from December 27, 2017 (payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2018), and will mature on January 15, 2026.

Prior to October 15, 2025, the Company may on any one or more occasions redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to 100% of the principal amount thereof plus a make whole premium, together with any accrued and unpaid interest, if any, as of the date of redemption, subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date. On and after October 15, 2025 (the date three months prior to the maturity date), the Company may on any one or more occasions redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption, subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date.

The Indenture contains covenants that, among other things, will limit the Company’s ability and the ability of the Company’s restricted subsidiaries to (i) pay dividends or make other distributions or repurchase or redeem our capital stock, (ii) prepay, redeem or repurchase certain debt, (iii) make loans and investments, (iv) incur or guarantee additional indebtedness or issue preferred stock, (v) create certain liens, (vi) enter into agreements that restrict dividends or other payments from our restricted subsidiaries to the Company, (vii) sell assets, (viii) consolidate, merge or transfer all or substantially all of the assets of the Company and the Company’s restricted subsidiaries taken as a whole, (ix) engage in transactions with affiliates and (x) create unrestricted subsidiaries. Many of the foregoing covenants will terminate if the Notes achieve an investment grade rating from each of Moody’s Investors Services, Inc. and Standard & Poor’s Rating Services. Upon the occurrence of certain change of control triggering events or if the Company consummates certain sales of assets, the Company must offer to repurchase the Notes.

The Indenture contains customary events of default. In the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, with respect to the Company, any subsidiary of the Company that is a significant subsidiary or any group of subsidiaries of the Company that, taken together, would constitute a significant subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, then the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes, upon notice to the Company and the Trustee, may declare the Notes to be due and payable immediately.

Registration Rights Agreement

In connection with the completion of the Offering, the Company and the Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of December 27, 2017, with J.P. Morgan Securities LLC, for itself and as representative of the initial purchasers in the Offering. The Registration Rights Agreement requires the Company and the Guarantors (i) to use their reasonable best efforts to cause to be filed with the United States Securities and Exchange Commission (the “SEC”) a registration statement with respect to a registered exchange offer (the “Registered Exchange Offer”) to exchange the Notes for publicly registered 6.625% senior notes due 2026, (ii) to use their reasonable best efforts to cause such registration statement to be declared effective by the SEC within 365 days after December 27, 2017 and (iii) after the effectiveness of the exchange offer registration statement, promptly commence the exchange offer and use their reasonable best efforts to complete the Registered Exchange Offer not later than 60 days after such effective date offer.

Under certain circumstances and within specified time periods, the Company and Guarantors are required to file with the SEC a shelf registration statement covering resales of the Notes, use commercially reasonable efforts to cause a shelf registration statement to be declared effective and to keep the shelf registration statement effective until such time as the Notes cease to be registrable securities, as defined in the Registration Rights Agreement.

Subject to certain limitations, the Company will be required to pay the holders of the Notes additional interest on the Notes of up to 1.0% per annum if the Company fails to complete the Registered Exchange Offer or a shelf registration statement covering resales of the Notes is not declared effective within specified time periods or if a shelf registration statement covering resales of the Notes is declared effective, but ceases to remain effective for specified time periods.

The foregoing descriptions of the Base Indenture, the Fifth Supplemental Indenture and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, the Fifth Supplemental Indenture and the Registration Rights Agreement, copies of which are filed herewith as Exhibits 4.1, 4.2 and 10.1 and are incorporated herein by reference.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8–K is incorporated herein by reference into this Item 2.03.

Item 8.01	Other Events.

The Company issued on December 27, 2017 a press release announcing the completion of the Offering, a copy of which is filed as Exhibit 99.1 and incorporated herein by reference. Such press release is filed pursuant to Rule 135c under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits. The exhibits listed in the Exhibit Index below are filed as part of this report.

EXHIBIT INDEX

Exhibit No.	Description

(4.1)	Senior Indenture, dated September 12, 2013, among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee [Incorporated by reference to Exhibit 4.1 to Whiting Petroleum Corporation’s Current Report on Form 8-K filed on September 12, 2013 (File No. 001-31899)].

(4.2)	Fifth Supplemental Indenture, dated December 27, 2017, among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation, Whiting US Holding Company, Whiting Canadian Holding Company ULC, Whiting Resources Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, creating the 6.625% Senior Notes due 2026.

(10.1)	Registration Rights Agreement, dated as of December 27, 2017, by and among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation, Whiting US Holding Company, Whiting Canadian Holding Company ULC, Whiting Resources Corporation and J.P. Morgan Securities LLC, for itself and as representative of the initial purchasers named therein.

(99.1)	Press Release of Whiting Petroleum Corporation dated December 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION

Date: December 27, 2017	By:	/s/ Michael J. Stevens
Michael J. Stevens
Senior Vice President and Chief Financial Officer

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